UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2008

A.P. Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02	Results of Operations and Financial Condition

On November 5, 2008, A.P. Pharma, Inc. (the “Company”), issued a press release regarding the Company’s financial results for its third fiscal quarter ended September 30, 2008.

ITEM 2.05	Costs Associated with Exit or Disposal Activities

On November 5, 2008, the Company, to better focus the its resources on APF530, announced implementation of a corporate realignment placing earlier stage development programs “on hold”, headcount reductions of approximately 35% of its workforce and other cost-saving initiatives to reduce expenses. In connection with the staff reduction, the Company expects to make severance payments of approximately $0.3 million which will be recognized in the fourth quarter of fiscal 2008.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the workforce reduction described above, Anastassios Retzios’ employment terminated and Mr. Retzios ceased to serve as the Company’s Vice- President of Clinical Development, effective November 3, 2008.

The foregoing description is qualified in its entirety by reference to the Registrant’s Press release dated November 5, 2008, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated November 5, 2008, entitled A.P. PHARMA REPORTS RESULTS FOR THE THIRD QUARTER 2008 COMPANY PRESENTS NEW PHASE 3 CLINICAL DATA FOR APF530 AND ANNOUNCES COST REDUCTION ACTIONS

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: November 5, 2008	/S/ Ronald J. Prentki
Ronald J. Prentki
President, Chief Executive Officer and Director

EXHIBIT INDEX

99.1	Press release dated November 5, 2008, entitled A.P. PHARMA REPORTS RESULTS FOR THE THIRD QUARTER 2008 COMPANY PRESENTS NEW PHASE 3 CLINICAL DATA FOR APF530 AND ANNOUNCES COST REDUCTION ACTIONS